[ASHLAND LOGO]






                                     ASHLAND INC.


                                 SECOND RESTATED ARTICLES
                                     OF INCORPORATION
                            (INCLUDING ALL AMENDMENTS THERETO)







                                                 As Effective Jsnuary 30, 1998

                                     TABLE OF CONTENTS

                                      RECORDING DATA
                         SECOND RESTATED ARTICLES OF INCORPORATION
                                       ASHLAND INC.


                      Date Filed In                Date
                        Office of               Recorded in              Number of
                        Secretary                Office of                 Shares
                         of State              County Clerk              Authorized -
     Document          of Kentucky                 Clerk                 Explanation
-----------------     ---------------    ----------------------      ------------------

1. Second Restated    January 29, 1987   Boyd Co., KY - January      30,000,000 shares
   Articles of                           30, 1987, Arts. of Inc.,    Cumulative Preferred
   Incorporation                         Book 25, Page 461;          Stock, no par value;
                                         Greenup Co., KY - January   150,000,000 shares
                                         30, 1987, Arts. of Inc.,    Common Stock, $1 par

                                         Book 9, Page 543            value

2. Certificate and    January 29, 1987   Boyd Co., KY - January      10,000,000 shares
   Statement, etc.                       30, 1987, Arts. of Inc.,    initially issuable
   Establishing and                      Book 25, Page 470;
   Designating                           Greenup Co., KY - January
   Cumulative                            30, 1987, Arts. of Inc.,
   Preferred Stock,                      Book 9, Page 552
   Series of
   1987, etc. of AOI

3. Amendment No. 1    January 28, 1988   Boyd Co., KY - January      New Article X
                                         29, 1988, Arts. of Inc.,
                                         Book 25, Page 954;
                                         Greenup Co., KY - January
                                         29, 1988, Arts. of Inc.,
                                         Book 10, Page 169

4. Amendment No. 2    January 27, 1989   Boyd Co., KY - January      New Article XI
                                         30, 1989, Arts. of Inc.,
                                         Book 26, Page 522;
                                         Greenup Co., KY - January
                                         30, 1989, Arts. of Inc.,
                                         Book 10, Page 423

5. Amendment No. 3    May 18, 1993       Boyd Co., KY - May          6,000,000 shares of
                                         18, 1993, Arts. of Inc.,    $3.125 Cumulative
                                         Book 30, Page 59;           Convertible
                                         Greenup Co., KY - May       Preferred Stock,
                                         18, 1993, Arts. of Inc.,    no par value
                                         Book 12, Page 322

6. Amendment No. 4    January 27, 1995   Boyd Co., KY - January 27,  New Article I
                                         1995, Arts. of Inc.,
                                         Book 31, Page 320;
                                         Greenup Co., KY -
                                         January 27, 1995, Arts.
                                         of Inc., Book 13,
                                         Page 147

7. Amendment No. 5    May 16, 1996       Boyd Co., KY - May 16,      500,000 shares initially
                                         1996, Arts. of Inc.,        issuable of Series A
                                         Book 32, Page 292;        Participating Cumulative
                                         Greenup Co., KY -           Preferred Stock
                                         May 17, 1996, Arts.
                                         of Inc., Book 13,
                                         Page 487

8. Amendment No. 6    January 30, 1998   Boyd Co., KY - February 2,  300,000,000 shares Common
                                         1998, Arts. of Inc.,        Stock, $1 par value
                                         Book 33, Page 374;
                                         Greenup Co., KY -
                                         February 2, 9198, Arts.
                                         of Inc., Book 14, Page 145

                                                       [STAMP]
                                                     ORIGINAL COPY
                                                         FILED
                                            SECRETARY OF STATE OF KENTUCKY
                                                   FRANKFORT, KENTUCKY
                                                    JANUARY 29, 1987
                                                         12:45 PM



                   SECOND RESTATED ARTICLES OF INCORPORATION
                                      OF
                               ASHLAND OIL, INC.


     Pursuant to Section 271A.320 of the Kentucky Business Corporation Act, Ashland Oil, Inc., pursuant to a resolution duly adopted by its Board of Directors, hereby adopts the following Second Restated Articles of Incorporation (hereinafter called the "Articles of Incorporation"):

                                   ARTICLE I


      The name of the corporation is Ashland Oil, Inc. (hereinafter called the "Company" or the "Corporation").


                                  ARTICLE II


     The purpose for which the Company is organized is the transaction of any or all lawful businesses for which corporations may be organized under the Kentucky Business Corporation Act, or any act amendatory thereof, supplemental thereto or substituted therefor (hereinafter called the "Act"), and to do all things necessary, convenient, proper or desirable in connection with or incident to any of the Company's businesses.

                                  ARTICLE III


     A. The Company shall have all the powers conferred upon a corporation organized under the Act and shall have all powers necessary, convenient or desirable in order to fulfill and further the purpose of the Company.

     B. The Company shall have the power to purchase shares of the stock of the Company to the extent of unreserved and unrestricted capital and earned surplus of the Company and to any greater extent permitted by the Act.

      C. The Board of Directors of the Company may distribute to the shareholders of the Company a portion of the Company's assets, in cash or property, out of capital surplus of the Company and from any other source permitted by the Act.


                                  ARTICLE IV

      A. The aggregate number of shares which the Company is authorized to issue is 30,000,000 shares of Cumulative Preferred Stock, without par value (hereinafter called the "Preferred Stock"), and 150,000,000 shares of Common Stock, par value $1.00 per share (hereinafter called the "Common Stock").

      B. Preferred Stock

            (1) To the extent permitted by the Act, the Board of Directors is authorized, by resolution, to cause the Preferred Stock to be divided into and issued from time to time in one or more series and to fix and determine the designation and number of shares, and the relative rights and preferences of the shares, of each such series, and to change shares of one series that have been redeemed or reacquired into shares of another series.

            (2) All shares of Preferred Stock shall rank equally and be identical in all respects except as to the relative rights and preferences of any series fixed and determined by the Board of Directors, which may vary to the extent permitted by the Act.

            (3) The Preferred Stock shall be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in Common Stock) on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as and if declared by the Board of Directors, at the rate and on the date or dates fixed in the resolution adopted by the Board of Directors establishing such series, and no more. With respect to each series of Preferred Stock, the dividends on each share of such series shall be cumulative from the date of issue of such share unless some other date is fixed in the resolution adopted by the Board of Directors establishing such series. Accruals of dividends shall not bear interest.

            (4) The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and before any distribution is made to the holders of Common Stock, the amount fixed in the resolution adopted by the Board of Directors establishing such series, but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution or winding up of the Company its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, the entire remaining net assets of the Company shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each such series are respectively so entitled. For purposes of this paragraph (4), the voluntary sale, lease, exchange or transfer of all or substantially all of the Company's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

            (5) All shares of any series of Preferred Stock shall be redeemable to the extent permitted by the Act and fixed in the resolution adopted by the Board of Directors establishing such series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent permitted by the Act and fixed in the resolution adopted by the Board of Directors establishing such series.

            (6) Unless otherwise provided herein or by the Act, or unless otherwise provided in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, the holders of shares of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to shareholders, the holders of Common Stock and the holders of all series of Preferred Stock voting together as one class.

            (7) So long as any shares of Preferred Stock are outstanding, the Company shall not:

                  (a) Redeem,  purchase or otherwise  acquire any shares of
            Common Stock if at the time of making such redemption, purchase or acquisition, the Company shall be in default with respect to any dividends accrued on, or any obligation to retire, shares of Preferred Stock.

                  (b) Without the affirmative vote or consent of the holders of at least 66 2/3 percent of the number of shares of Preferred Stock at the time outstanding, voting or consenting (as the case may be) separately as a class without regard to series, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, (i) create any class of stock ranking prior to the Preferred Stock as to dividends or upon liquidation or increase the authorized number of shares of any such class of stock or (ii) alter or change any of the provisions of these Articles of Incorporation so as adversely to affect the relative rights and preferences of the Preferred Stock or (iii) increase the authorized number of shares of Preferred Stock.

                  (c) Without the affirmative vote or consent of the holders of at least 66 2/3 percent of the number of shares of any series of Preferred Stock at the time outstanding, voting or consenting (as the case may be) separately as a series, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, alter or change any of the provisions of these Articles of Incorporation so as adversely to affect the relative rights and preferences of such series.

      C. Common Stock

            (1) The holders of Common Stock of the Company shall be entitled to one vote for each share of Common Stock held by them on all matters properly presented to shareholders, except as otherwise provided herein or by the Act.

            (2) Subject to the preferential rights of Preferred Stock set forth herein or in the resolution adopted by the Board of Directors establishing any series of Preferred Stock, such dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the Act.

      D. No holder of shares of any class of stock of the Company shall have any preemptive right to subscribe to stock, obligations, warrants, subscription rights or other securities of the Company of any class, whether now or hereafter authorized.


                                   ARTICLE V


      The Company shall have perpetual existence.


                                  ARTICLE VI


      Subject to the restriction that the number of directors shall not be less than the number required by the laws of the Commonwealth of Kentucky, the number of directors may be fixed, from time to time, pursuant to the By-laws of the Company.

      The members of the Board of Directors (other than those who may be elected by the holders of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock) shall be classified (so long as the Board of Directors shall consist of at least nine members pursuant to the By-laws), with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Company, one class to be originally elected for a term expiring at the annual meeting of the shareholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of the shareholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of the shareholders to be held in 1989, with each class to hold office until the successors of such class are elected and qualified. At each annual meeting of the shareholders, the date of which shall be fixed by or pursuant to the By-laws of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

      Subject to any requirements of law and the rights of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80 percent or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to remove any director without cause. For purposes of this Article VI, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Company, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company. As used in these Articles of Incorporation, "voting stock" shall mean shares of capital stock of the Company entitled to vote generally in an election of directors.

      Subject to any requirements of law and the rights of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles of Incorporation or of such class or series of stock, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.


                                  ARTICLE VII


      In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to:

      A. adopt any By-laws that the Board of Directors may deem necessary or desirable for the efficient conduct of the affairs of the Company, including, but not limited to, provisions governing the conduct of, and the matters which may properly be brought before, annual or special meetings of the shareholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any such meeting or of nominations for election of directors to be held at any such meeting; and

      B. repeal, alter or amend the By-laws.

      In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80 percent or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, alter or repeal any provision of the By-laws.

                                 ARTICLE VIII


      A. A higher than majority vote of shareholders for certain Business Combinations shall be required as follows:

            (1) In addition to any affirmative vote otherwise required by law or these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series) and except as otherwise expressly provided in Section B of this Article
      VIII:

                  (a) any  merger or  consolidation  of the  Company or any
            Subsidiary with an Interested Shareholder or with any other corporation, whether or not itself an Interested Shareholder, which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder who was an Interested Shareholder prior to the transaction;

                  (b) any  sale,  lease,  transfer,  or other  disposition,
            other than in the ordinary course of business, in one transaction or a series of transactions in any twelve-month period, to any Interested Shareholder or any Affiliate of an Interested Shareholder, other than the Company or any Subsidiary, of any assets of the Company or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors, an aggregate book value as of the end of the Company's most recently ended fiscal quarter of 5 percent or more of the total market value of the outstanding stock of the Company or of its net worth as of the end of its most recently ended fiscal quarter;

                  (c) the issuance or transfer by the Company or any Subsidiary, in one transaction or a series of transactions in any twelve-month period, of any equity securities of the Company or any Subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding stock of the Company, determined as of the end of the Company's most recently ended fiscal quarter prior to the first such issuance or transfer, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Company or any Subsidiary, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Company's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

                  (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Shareholder or any Affiliate of an Interested Shareholder; or

                  (e) any  reclassification  of  securities,  including any
            reverse stock split; any recapitalization of the Company; any merger or consolidation of the Company with any Subsidiary; or any other transaction which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5 percent or more the proportionate amount of the outstanding shares of any class of equity securities of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

      shall require the recommendation of the Board of Directors and the affirmative vote of the holders of at least (i) 80 percent of the voting power of the then outstanding voting stock of the Company, voting together as a single class, and (ii) two-thirds of the voting power of the then outstanding voting stock other than voting stock beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination or by an Affiliate or Associate of such Interested Shareholder, voting together as a single class.

            (2) The term "Business Combination" as used in this Article VIII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph (1) of Section A of this
      Article VIII.

      B. The provisions of Section A of this Article VIII shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation, if all conditions specified in either of the following paragraphs (1) or (2) are met:

            (1) The Business Combination shall have been approved by resolution by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors was present; or

            (2) All the following five conditions have been met:

                  (a) The aggregate amount of the cash and the market value
            as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

                        (i) the  highest  per share  price,  including  any
                  brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

                        (ii) the market value per share of Common Stock on the
                  Announcement Date or on the Determination Date, whichever is higher; and

                        (iii) the price per share equal to the market value
                  per share of Common Stock  determined  pursuant to clause
                  (ii) immediately preceding, multiplied by the fraction resulting from (a) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, over
                  (b) the market value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

                  (b) The aggregate amount of the cash and the market value
            as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of stock:

                        (i) the  highest  per share  price,  including  any
                  brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of such class of stock acquired by it (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;

                        (ii) the highest  preferential  amount per share to
                  which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company;

                        (iii) the market value per share of such class of
                  stock on the Announcement Date or on the Determination Date, whichever is higher; and

                        (iv) the price per share equal to the market  value
                  per share of such class of stock determined pursuant to clause (iii) immediately preceding, multiplied by the fraction resulting from (a) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of any class of voting stock acquired by it within the two-year period immediately prior to the Announcement Date over (b) the market value per share of the same class of voting stock on the first day in such two-year period on which the Interested
                  Shareholder acquired any shares or the same class of voting stock.

                  (c) In making any price  calculation  under paragraph (2)
            of this Section B, appropriate adjustments shall be made to reflect any reclassification or stock split (including any reverse stock split), stock dividend, recapitalization, reorganization or any similar transaction which has the effect of increasing or reducing the number of outstanding shares of the stock. The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the Interested Shareholder has previously paid for shares of the same class or series of stock. If the Interested Shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

                  (d) After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                        (i) there shall have been no failure to declare and
                  pay at the regular date thereof any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the Company or other capital stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

                        (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

                        (iii) the Interested Shareholder did not become the
                  beneficial owner of any additional shares of stock of the Company except as part of the transaction which resulted in such Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

      The provisions of clauses (i) and (ii) immediately preceding shall not apply if neither an Interested Shareholder nor any Affiliate or Associate of an Interested Shareholder voted as a director of the Company in a manner inconsistent with such clauses and the Interested Shareholder, within ten days after any act or failure to act inconsistent with such clauses, notifies the Board of Directors of the Company in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

                  (e) After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

      C. For purposes of this Article VIII:

      (1) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 1, 1985 (the term "registrant" in such Rule 12b-2 meaning in this case the Company).

      (2) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or its first communication generally to shareholders of the Company, whichever is earlier.

      (3) "Beneficial owner" when used with respect to any voting stock, means a person who, individually or with any Affiliate or Associate has:

            (i) the right to acquire voting stock, whether such right is exercisable immediately or only after the passage of time and whether or not such right is exercisable only after specified conditions are met pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

            (ii) the right to vote voting stock pursuant to any agreement, arrangement, or understanding; or

            (iii) any agreement, arrangements, or understanding for the purpose of acquiring, holding, voting or disposing of voting stock with any other person who beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of voting stock.

      (4) "Continuing Director" means any member of the Board of Directors who is not an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Company or any Subsidiary, and who was a director of the Company prior to the time the Interested Shareholder became an Interested Shareholder, and any other member of the Board of Directors who is not an Affiliate or Associate of an Interested Director or any of its Affiliates, other than the Company or any Subsidiary, and was recommended or elected by a majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors is present.

      (5) "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

      (6) "Equity security" means:

            (a) any stock or similar security,  certificate of interest, or
      participation   in  any   profit-sharing   agreement,   voting  trust
      certificate, or certificate of deposit for the foregoing;

            (b) any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security; or

            (c) any put, call, straddle, or other option, right or privilege of acquiring an equity security from or selling an equity security to another without being bound to do so.

      (7) "Interested Shareholder" means any person, other than the Company or any Subsidiary, who:

            (a) is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting stock of the Company; or

            (b) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding voting stock of the Company.

      For the purpose of determining whether a person is an Interested Shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of paragraph (3) of this Section C but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. Furthermore, any such beneficial ownership or voting power arising solely out of a trustee or custodial relationship of any person in connection with a Company "employee benefit or stock plan" shall be excluded for purposes of determining whether or not any such person is an Interested Stockholder. For purposes hereof, the term "employee benefit or stock plan" of the Company shall mean any option, bonus, appreciation, profit sharing, retirement, incentive, thrift, employee stock ownership, dividend reinvestment, savings or similar plan of the Company.

      (8) "Market value" means:

            (a) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present; and

            (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present.

      (9) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Company.

      (10) "Valuation Date" means:

            (a) for a Business Combination voted upon by shareholders, the later of the day prior to the date of the shareholders' vote or the date 20 business days prior to the consummation of the Business Combination; and

            (b) for a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

      (11) "Voting Stock" means shares of capital stock of the Company entitled to vote generally in an election of directors.

      D. In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock of the Company entitled to a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of

            (1) the holders of at least 80 percent of the voting power of the then outstanding voting stock of the Company, voting together as a single class, and

            (2) the holders of at least two-thirds of the voting power of the then outstanding voting stock of the Company other than the Interested Shareholder, voting together as a single class,

shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII.
                                       8

                                  ARTICLE IX


      In addition to any requirements of law and any other provisions of these Articles of Incorporation or the terms of any class or series of capital stock of the Company having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of the holders of 80 percent or more of the voting power of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this
Article IX or Article VI or VII of these Articles of Incorporation. Subject to the foregoing provisions of this Article IX and Section D of Article VIII, the Company reserves the right from time to time to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation in any manner now or hereafter prescribed by law and in these Articles of Incorporation, and all rights and powers at any time conferred upon shareholders, directors and officers of the Company by these Articles of Incorporation or any amendment thereof are subject to the provisions of this Article IX and Section D of Article VIII.

      The foregoing Second Restated Articles of Incorporation correctly set forth without change the corresponding provisions sequentially renumbered of the Restated Articles of Incorporation as heretofore amended, and supersede the Restated Articles of Incorporation and all amendments thereto.

      Dated: January 29, 1987.

                                                ASHLAND OIL, INC.


                                                /Thomas L. Feazell/
                                          -------------------------------
                                                By:   Thomas L. Feazell
                                                      Vice President


                                                /John P. Ward/
                                          -------------------------------
                                                By:   John P. Ward
                                                      Secretary



COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF GREENUP             )


      I, Teresa F. Gabbard, a notary public, do hereby certify that on this 29th day of January, 1987, personally appeared before me JOHN P. WARD, who, being duly sworn, declared that he is the Secretary of Ashland Oil, Inc., that he signed the foregoing document as such, and that the statements contained therein are true.

My commission expires: October 9, 1989

                                                /Teresa F. Gabbard/
                                                -------------------------
                                                Teresa F. Gabbard
                                                Notary Public




Prepared by John P. Ward
1000 Ashland Drive
Russell, Kentucky


/John P. Ward/
-----------------------------
John P. Ward

[STAMP]                                   [STAMP]
LODGED FOR RECORD ON                      LODGED FOR RECORD ON
THE 30 DAY OF JUNE                        THE 30 DAY OF JANUARY
1987 AT 9:57 AM. RECORDED                 1987 AT 10:47 AM. RECORDED
IN ART OF INC. BOOK                       IN ART OF INC. BOOK
NO. 9 PAGE 552                            NO. 25 PAGE 470
TAX ________ FEES $5.50                   TAX $________ FEE $5.50
DONALD DAVIDSON, CLERK                    WILLIAM A. SELBEE, CLERK
GREENUP COUNTY                            BOYD COUNTY
BY JOAN BURNETT, D.C.                     BY: DONNA MARCUM, D.C.

[STAMP]
ORIGINAL COPY
FILED
SECRETARY OF STATE OF KENTUCKY
FRANKFORT, KENTUCKY
JANUARY 29, 1987
12:50 PM
DREXELL R. DAVIS

                               ASHLAND OIL, INC.
           CERTIFICATE AND STATEMENT OF RESOLUTION ESTABLISHING AND
                DESIGNATING CUMULATIVE PREFERRED STOCK, SERIES
              OF 1987, AND FIXING AND DETERMINING CERTAIN RIGHTS
              THEREOF AND THE NUMBER OF SHARES INITIALLY ISSUABLE


      KNOW ALL MEN BY THESE PRESENTS, that THOMAS L. FEAZELL, as a Vice President, and JOHN P. WARD, as the Secretary, of ASHLAND OIL INC., a Kentucky corporation (the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company duly called and held in accordance with the laws of Kentucky and the By-laws of the Company on January 29, 1987, the following resolution establishing and designating the Series of 1987 of the Cumulative Preferred Stock of the Company and fixing and determining certain rights thereof and the number of shares initially issuable was duly adopted.

      "RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the Second Restated Articles of Incorporation of the Company (the "Articles"), this Board of Directors hereby establishes and designates a series of Cumulative Preferred Stock, without par value, of the Company and fixes and determines the number of shares to be initially issuable in such series and the relative rights and preferences thereof (in addition to the relative rights and preferences thereof set forth in the Articles which are applicable to Cumulative Preferred Stock of all series) as follows:

      SECTION 1. Designation, Number of Shares and Stated Value. The shares of such series shall be designated as "Cumulative Preferred Stock, Series of 1987" (the "Series 1987 Preferred Stock"). The stated value per share of the Series 1987 Preferred Stock shall be $25. The number of shares initially issuable and constituting the Series 1987 Preferred Stock shall be 10,000,000.

      SECTION 2. Dividends or Distributions. (a) The dividend rate for shares of the Series 1987 Preferred Stock shall be per share per annum the amount of cash, securities or other property equal to the sum of the Formula Amounts with respect to each quarterly dividend payable pursuant to
Section 2(b) hereof on the Series 1987 Preferred Stock. The Formula Amount with respect to each such quarterly dividend payable shall be the greater of (1) $1.25 or (2) the Formula Number then in effect times the aggregate per whole share amount of (x) dividends payable in cash and (y) dividends or distributions payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of common stock, par value $1.00 of the Company or any stock into which such common stock may be reclassified or changed as contemplated by the second proviso of this Section 2(a) (the "Common Stock")), declared on the Common Stock since the immediately preceding date on which a quarterly dividend was payable under Section 2(b) hereof on the Series 1987 Preferred Stock (a "Quarterly Dividend Payment Date") or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 1987 Preferred Stock. For purposes of the preceding sentence, the aggregate per whole share amount of all non-cash dividends or distributions with respect to each quarterly payment of dividends on the Series 1987 Preferred Stock shall be the cash amount equivalent to the fair market value of all non-cash dividends or distributions as determined by the Board of Directors, which determination shall be final and binding. On or before the record date fixed or determined pursuant to Section 2(b) hereof for each Quarterly Dividend Payment Date after the date of issuance of any shares of the Series 1987 Preferred Stock, the Company shall submit for filing with the Secretary of State of the Commonwealth of Kentucky a certificate which sets forth the dividend payable for each share of the Series 1987 Preferred Stock on such Quarterly Dividend Payment Date determined in accordance with the provisions of this Section 2(a). As used herein, the "Formula Number" shall be 10; provided, however, that if at any time after January 29, 1987, the Company shall (i) pay a dividend (regardless of when declared) or make a distribution, on its outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) or split the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after January 29, 1987, the Company shall reclassify or change the outstanding shares of Common Stock into some other stock (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

      (b) Except as otherwise provided in the provisions of Article IV of the Articles, and unless prohibited by Kentucky law, the Company shall declare a dividend or distribution on the Series 1987 Preferred Stock as provided in Section 2(a), out of funds legally available therefor, immediately prior to the time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution in shares of Common Stock), and such dividend or distribution on the Series 1987 Preferred Stock shall (except as otherwise provided in Article IV of the Articles) be payable on the same date on which the corresponding dividend or distribution on the Common Stock is payable, to holders of shares of Series 1987 Preferred Stock of record at the close of business on the record date fixed by the Board of Directors, which shall (except as otherwise provided in Article IV of the Articles) be the same as the record date for the corresponding dividend or distribution on the Common Stock; provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the three month period after any Quarterly Dividend Payment Date (or with respect to the first Quarterly Dividend Payment Date during the three month period after the first issuance of any share or fraction of a share of Series 1987 Preferred Stock), a dividend of $1.25 per share on the Series 1987 Preferred Stock shall, unless prohibited by Kentucky law, nevertheless be payable, out of funds legally available therefor, 30 days after the last day of such three month period to holders of shares of Series 1987 Preferred Stock of record at the close of business on the record date, which shall (except as otherwise provided in Article IV of the Articles) be 5 days after the last day of such three month period.

      SECTION 3. Voting Rights. Except as otherwise provided in the provisions of Article IV of the Articles and by the provisions of applicable law, the holders of shares of Series 1987 Preferred Stock shall have the following voting rights:

            (a) Each holder of record of one whole share of the Series 1987 Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect on all matters on which holders of the Common Stock or stockholders generally are entitled to vote. Each holder of record of a fraction of a share of the Series 1987 Preferred Stock shall be entitled, for each one-tenth (1/10th) of a share, to a number of votes equal to one-tenth (1/10th) of the Formula Number then in effect on all matters on which holders of the Common Stock or stockholders generally are entitled to vote; and

            (b) The holders of shares of Series 1987 Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of stockholders of the Company.

      SECTION 4. Liquidation Rights. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and before any distribution is made to the holders of Common Stock, the holder of each full share or fraction of a share of Series 1987 Preferred Stock shall be entitled to be paid an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount per whole share equal to the greater of (1) $25 per share or (2) the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock.

      SECTION 5. Consolidation, Merger, etc. Except as otherwise provided in Article IV of the Articles, in case the Company shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series 1987 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.

      SECTION 6. No Redemption. Except as otherwise provided in Section 5, the shares of Series 1987 Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series 1987 Preferred

Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series 1987 Preferred Stock in the open market or by offer to any holder or holders of shares of Series 1987 Preferred Stock.

      SECTION 7. Fractional Shares. The Series 1987 Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement dated as of May 15, 1986, between the Company and The Chase Manhattan Bank, N.A., as Rights Agent, as amended, (a copy of which is filed with the Securities and Exchange Commission), in whole shares or, at the option of the Company, in any fraction of a share that is one-tenth (1/10th) of a share or any integral multiple of such fraction. At the election of the Company prior to the first issuance of a share or a fraction of a share of Series 1987 Preferred Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series 1987 Preferred Stock, or (2) any such authorized fraction of a share of Series 1987 Preferred Stock may be evidenced by scrip or warrants in registered form which shall entitle the holder thereof to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. The holders of such scrip or warrants shall have all the rights, privileges and preferences to which the holders of fractional shares are entitled. In lieu of such fractional shares or scrip or warrants, the Company may pay registered holders cash equal to the same fraction of the current market value of a share of Series 1987 Preferred Stock (if any are outstanding) or the equivalent number of shares of Common Stock.

      SECTION 8. Amendments. The Board of Directors reserves the right by subsequent amendment of this resolution from time to time to increase and, in its discretion, to decrease the number of shares issuable in this series and in other respects to amend this resolution within the limitations provided by Kentucky law and the Articles.

      SECTION 9. Definitions. For purposes of this resolution, all terms defined in the Articles shall have the same meaning herein, except as otherwise specifically provided herein."

       IN TESTIMONY WHEREOF, witness our signatures this 29th day of January, 1987.


                                                      /Thomas L. Feazell/
                                                ----------------------------
                                                      Thomas L. Feazell
                                                      Vice President


                                                      /John P. Ward/
                                                ----------------------------
                                                      John P. Ward
                                                      Secretary

COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF GREENUP             )

       I, Teresa F, Gabbard, a Notary Public, do hereby certify that on this 29th day of January, 1987, personally appeared before me JOHN P. WARD, who being by me first duly sworn, declared that he is the Secretary of ASHLAND OIL,INC., and that he signed the foregoing document as Secretary of the Company and that the statements therein contained are true.


                                          /TERESA F. GABBARD/
                                          ------------------------------
                                          Notary Public

                                          [STAMP]
Prepared by:                              TERESA F. GABBARD
John P. Ward                             My Commission expires October 9, 1989
1000 Ashland Drive
Russell, Kentucky 41169


/John P. Ward/
-------------------------------
John P. Ward

[STAMP]                                   [STAMP]
LODGED FOR RECORD ON                      LODGED FOR RECORD ON
THE 30 DAY OF JANUARY                     THE 30 DAY OF JANUARY
1987 AT 10:46 AM. RECORDED                1987 AT 9:56 AM. RECORDED
IN ART OF INC. BOOK                       IN ART OF INC. BOOK
NO. 25 PAGE 461                           NO. 9 PAGE 543
TAX ________ FEES $14.50                  TAX $________ FEE $14.50
WILLIAM A. SELBEE, CLERK                  DONALD L. DAVIDSON, CLERK
BOYD COUNTY                               GREENUP COUNTY
BY: DONNA MARCUM, D.C.                    BY JOAN BURNETT, D.C.

[STAMP]
ORIGINAL COPY FILED
SECRETARY OF STATE OF KENTUCKY,
FRANKFORT, KENTUCKY
JAN 28, 1988
11:05 AM
BREMER EHRLER
SECRETARY OF STATE



                         AMENDMENT TO SECOND RESTATED
                           ARTICLES OF INCORPORATION
                             OF ASHLAND OIL, INC.
                                AMENDMENT NO. 1


      KNOW ALL MEN BY THESE PRESENTS, that Thomas L. Feazell, as Vice President, and John P. Ward, as Secretary of Ashland Oil, Inc., a Kentucky corporation (the "Company") do hereby certify that, at a meeting on January 28, 1988 of the holders of its issued and outstanding stock, which meeting was duly called upon notice of the specific purpose, the holders of a majority of the outstanding stock entitled to vote adopted a new Article X of the Second Restated Articles of Incorporation (the "Articles") of the Company which reads in its entirety as follows:

            Notwithstanding any right to indemnification provided by the Act to any director, officer, employee or agent of the Company, the Company may, but shall not be required to, to the maximum extent permitted by law, indemnify any such person against costs and expenses (including but not limited to attorneys' fees) and any liabilities (including but not limited to judgments, fines, penalties and settlements) paid by or imposed against any such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) and whether made or brought by or in the right of the Company or otherwise, in which any such person is involved, whether as a party, witness, or otherwise, because he or she is or was a director, officer, employee or agent of the Company or a director, officer, partner, trustee, employee or agent of any other corporation, partnership, employee benefit plan or other entity.

            The indemnification authorized by this Article X shall not supersede or be exclusive of any other right of indemnification which any such person may have or hereafter acquire under any provision of these Articles or the By-laws of the Company, agreement, vote of shareholders or disinterested directors or otherwise. The Company may take such steps as may be deemed appropriate by the Board of Directors to provide indemnification to any such person, including, without limitation, entering into contracts for indemnification between the Company and individual directors, officers, employees or agents which may provide rights to indemnification which are broader or otherwise different than the rights authorized by this Article. The Company may take such steps as may be deemed appropriate by the Board of Directors to secure, subject to the occurrence of such conditions or events as may be determined by the Board of Directors, the payment of such amounts as are required to effect any indemnification permitted or authorized by this Article, including, without limitation, purchasing and maintaining insurance, creating a trust fund, granting security interests or using other means (including, without limitation, irrevocable letters of credit).

            Any amendment or repeal of this Article X shall operate prospectively only and shall not affect any action taken, or failure to act, by the Company or any such person prior to such amendment or repeal.

      IN TESTIMONY WHEREOF, witness our signatures this 28th day of January, 1988.

/Thomas L. Feazell/                       /John P. Ward/
----------------------------------        ----------------------------------
Thomas L. Feazell, Vice President         John P. Ward, Secretary

COMMONWEALTH OF KENTUCKY      )
                              )     SS:
COUNTY OF GREENUP             )


      I, Valerie J. Parks, Notary Public, do hereby certify that on this 28th day of January, 1988, personally appeared before me JOHN P. WARD, who being by me first duly sworn, declared that he is the Secretary of ASHLAND OIL, INC., and that he signed the foregoing document as such and that the statements therein contained are true.


                                          /VALERIE J. PARKS/
                                          ----------------------------------
                                          VALERIE J. PARKS

                                          [STAMP]
                                          VALERIE J. PARKS
Prepared by John P. Ward                  My Commission expires November 11,
1000 Ashland Drive,                         1990
Russell, Kentucky

/John P. Ward/
--------------------------------
John P. Ward



[STAMP]                                   [STAMP]
LODGED FOR RECORD ON                      LODGED FOR RECORD ON
THE 29th DAY OF JANUARY                   THE 29 DAY OF JANUARY
1988 AT 10:55 AM. RECORDED                1988 AT 10:15 AM. RECORDED
IN ART OF INC. BOOK                       IN ART OF INC. BOOK
NO. 25 PAGE _________                     NO. 10 PAGE 169
TAX ________FEES $5.50                    TAX $________ FEE $5.50
WILLIAM A. SELBEE, CLERK                  DONALD L. DAVIDSON, CLERK
BOYD COUNTY                               GREENUP COUNTY
BY: D.R. MARCUM, D.C.                     BY: MARY STULTZ, D.C.

[STAMP]
DATE: JANUARY 27, 1989
TIME:  2:02 PM
AMOUNT: $40.00
BREMER EHRLER
SECRETARY OF STATE
COMMONWEALTH OF KENTUCKY


                             ARTICLES OF AMENDMENT
                                      TO
                   SECOND RESTATED ARTICLES OF INCORPORATION
                             OF ASHLAND OIL, INC.

                                AMENDMENT NO. 2

      Pursuant to the provisions of Section 271B.10-060 of the Kentucky Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Second Restated Articles of Incorporation:

      FIRST: The name of the corporation is Ashland Oil, Inc.

      SECOND: At a meeting of the Board of Directors held on November 3, 1988, the Board of Directors proposed that the Second Restated Articles of Incorporation be amended by adding a new Article XI, and directed that the proposed amendment be submitted to the shareholders with the affirmative recommendation of the Board of Directors at a meeting of the company's shareholders to be held on January 26, 1989 (the "Meeting"), which Meeting was duly called upon notice of the specific purpose. The text of the new
Article XI is as follows:


                                  ARTICLE XI

            No director shall be personally liable to the Company or its shareholders for monetary damages for breach of his duties as a director except to the extent that the applicable law from time to time in effect shall provide that such liability may not be eliminated or limited.

            Neither the amendment nor repeal of this Article XI shall affect the liability of any director of the Company with respect to any act or failure to act which occurred prior to such amendment or repeal.

            This Article XI is not intended to eliminate or limit any protection otherwise available to the directors of the Company.

      THIRD: There were 58,707,121 shares of Ashland Oil, Inc. Common Stock, each of which was entitled to cast one vote, outstanding at December 8, 1988, the record date for the Meeting, which represent all of the shares entitled to vote on such amendment.

      FOURTH: There were 50,687,052 shares of Ashland Oil, Inc. Common Stock indisputably represented at the Meeting.

      FIFTH: The total number of votes cast for such amendment was 47,745,995 and the total number of votes cast against such amendment was 2,231,353.

      Dated January 27, 1989.


                                          ASHLAND OIL, INC.

                                    /Thomas L. Feazell/
                              By:   _____________________________
                                    Thomas L. Feazell
                                    Administrative Vice President
                                    and General Counsel


                              and

                                    /John P. Ward/
                                    -----------------------------
                                    John P. Ward
                                    Secretary

COMMONWEALTH OF KENTUCKY      )
COUNTY OF GREENUP             )


      The foregoing instrument was acknowledged before me this 27th day of January, 1989, by Thomas L. Feazell, Administrative Vice President and General Counsel, and John P. Ward, Secretary, of ASHLAND OIL, INC., a Kentucky corporation, on behalf of the corporation.


                                                /Valerie J. Parks/
                                          -------------------------------
                                                Valerie J. Parks
                                                Notary Public

                                          [STAMP]
                                          VALERIE J. PARKS
Prepared by John P. Ward                  My Commission Expires November 11,
1000 Ashland Drive                        1990
Russell, Kentucky 41114
/John P. Ward/
-------------------------


[STAMP]
LODGED FOR RECORD ON
THE 30 DAY OF JANUARY
1989 AT 9:40 AM. RECORDED
IN ART OF INC. BOOK
NO. 10 PAGE 423
TAX $________  FEE $5.50
DONALD L. DAVIDSON, CLERK
GREENUP COUNTY
BY JOAN BURNETT, D.C.

[STAMP]
NO.
LODGED FOR RECORD
THE 30 DAY OF JAN
1989 AT 10:25 AM RECORDED
IN ART OF INC BOOK
NO. 26 PAGE 522

                                                        [STAMP]
                                               RECEIVED & FILED CH $40.00
                                                    MAY 18 10:52 AM 93
                                                       BOB BABBAGE
                                                   SECRETARY OF STATE
                                                 COMMONWEALTH KENTUCKY

                             ARTICLES OF AMENDMENT
                                      TO
                   SECOND RESTATED ARTICLES OF INCORPORATION
                             OF ASHLAND OIL, INC.

                                AMENDMENT NO. 3


      Pursuant to the provisions of Section 271B.10-060 of the Kentucky Business Corporation Act, the undersigned corporation adopts the following articles of amendment to set forth the preferences, limitations and relative rights of a series of shares of its Cumulative Preferred Stock, no par value, under Article IV of its Second Restated Articles of
Incorporation:

      FIRST: The name of the Corporation is Ashland Oil, Inc.

      SECOND: The text of the amendment determining the terms of the series of shares of the Cumulative Preferred Stock is as follows:

      I. Designation of Series and Number of Shares to be Issuable Therein. This series of the Cumulative Preferred Stock shall be designated $3.125 Cumulative Convertible Preferred Stock (hereinafter called the "Convertible Preferred Stock"), of which 6,000,000 shares shall be issuable.

      II. Rank. All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock (the "Common Stock"), to all of the Corporation s Cumulative Preferred Stock, Series of 1987, when and if issued, and to all of the Corporation s hereafter issued capital stock ranking junior to the Convertible Preferred Stock both as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, when and if issued (the Common Stock, the Cumulative Preferred Stock, Series of 1987, and any such other capital stock being herein referred to as "Junior Stock").

      III. Dividends. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $3.125 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of the initial issuance of such shares of Convertible Preferred Stock (on a daily basis whether or not such amounts would be available at that time for distribution to holders of shares of Convertible Preferred Stock) and shall be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing June 15, 1993 (with respect to the period from such date of initial issuance to June 15, 1993) (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). In no event shall any such dividend record date be fixed less than (a) six business days prior to any date fixed for the redemption of the Convertible Preferred Stock or (b) with respect to the dividend payment date occurring on March 15, 1997, less than ten business days prior to any date fixed for such redemption. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York and the term "business day" shall mean any day other than a Saturday, Sunday or legal holiday. Subject to the next paragraph of this Section III, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. No interest shall be payable in respect of any dividend payment on the Convertible Preferred Stock which may be in arrears.

      No dividends or other distributions, other than dividends payable solely in shares of Junior Stock, shall be declared, paid or set apart for payment on shares of Junior Stock or any other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock (the Junior Stock and any such other class or series of the Corporation's capital stock being herein referred to as "Junior Dividend Stock"), unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends or other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment.

      No payment on account of the purchase, redemption, retirement or other acquisition of shares of Junior Dividend Stock or any other class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (the Junior Stock and any other class or series of the Corporation's capital stock ranking junior to the Convertible Preferred Stock as to such distributions being herein referred to as "Junior Liquidation Stock") shall be made unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before such payment for such Junior Dividend Stock or Junior Liquidation Stock shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Junior Dividend Stock or Junior Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for Junior Stock.

      No full dividends shall be declared, paid or set apart for payment on shares of any class or series of the corporation's capital stock hereafter issued ranking, as to dividends, on a parity with the Convertible Preferred Stock (any such class or series of the Corporation's capital stock being herein referred to as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods ending on or before the payment date of such dividends on Parity Dividend Stock. No dividends shall be paid on Parity Dividend Stock except on dates on which dividends are paid on the Convertible Preferred Stock. All dividends paid or declared and set apart for payment on the Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock on any date shall in all cases bear to each other the same ratio that accrued and unpaid dividends to the date of payment on the Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

      No payment on account of the purchase, redemption, retirement or other acquisition of shares of Junior Stock, Parity Dividend Stock or any class or series of the Corporation's capital stock ranking on a parity with the Convertible Preferred Stock as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such class or series of the Corporation's capital stock being herein referred to as "Parity Liquidation Stock") shall be made, and, other than dividends to the extent permitted by the preceding paragraph, no distributions shall be declared, paid or set apart for payment on shares of Parity Dividend Stock or Parity Liquidation Stock, unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods ending on or before such payment for, or the payment date of such distributions on, such Parity Dividend Stock or Parity Liquidation Stock shall have been paid or declared and set apart for payment; provided, however, that the restrictions set forth in this sentence shall not apply to the purchase or other acquisition of Parity Dividend Stock or Parity Liquidation Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement
(including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation hereafter adopted or (B) in exchange solely for Junior Stock.

      Any reference to "distribution" contained in this Section III shall not be deemed, except as expressly stated, to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

      IV. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $50 per share, and no more, before any payment shall be made or any assets distributed to the holders of shares of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of shares of Convertible Preferred Stock only with respect to assets (if any) remaining after the Corporation's payments with respect to the liquidation preferences of the shares of any class or series of the Corporation capital stock hereafter issued ranking prior to the Convertible Preferred Stock as to distributions of assets upon such liquidation, dissolution or winding up ("Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution to shareholders after the liquidation preferences of the shares of Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of the Convertible Preferred Stock,
the  holders  of  such  shares   shall  not  be  entitled  to  any  further
participation in any distribution of assets by the Corporation. The voluntary sale, lease, exchange or transfer of all or substantially all of the Company's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be considered a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

      V. Redemption at Option of the Corporation. The Convertible Preferred Stock may not be redeemed by the Corporation prior to March 25, 1997. On and after such date, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or in part at any time, subject to the limitations, if any, imposed by the Kentucky Business Corporation Act, for an amount in cash equal to the applicable price per share set forth for the date fixed for redemption in the following table:

      Date Fixed for Redemption
Price

      On or after March 25, 1997 and on or before March 14,1998. $51.88
      After March 14, 1998 and on or before March 14, 1999...... $51.56
      After March 14, 1999 and on or before March 14, 2000...... $51.25
      After March 14, 2000 and on or before March 14, 2001...... $50.94
      After March 14, 2001 and on or before March 14, 2002...... $50.63
      After March 14, 2002 and on or before March 14, 2003...... $50.31
      Any date after March 14, 2003............................. $50.00 plus, in each case, an amount in cash equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price".

      In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine to be fair, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid in full for all past dividend periods.

      Not more than ninety nor less than thirty days prior to the date fixed for redemption by the Board of Directors, notice thereof by first class mail, postage prepaid, shall be given to the holders of record of the shares of Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, that on and after the date fixed for redemption dividends will cease to accrue on such shares, the then-effective conversion price pursuant to Section VI and that the right of holders to convert shares of Convertible Preferred Stock shall terminate at the close of business on the fifth business day prior to the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

      Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares.

      No fractional shares of Convertible Preferred Stock shall be issued upon redemption of less than all Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be held at one time by the same holder, the number of full shares issuable upon redemption of less than all of such shares of Convertible Preferred Stock shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so held. Instead of any fractional share of Convertible Preferred Stock that would otherwise be issuable to a holder upon redemption of less than all shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the fair value per share of Convertible Preferred Stock (as determined in good faith by the Board of Directors or in any manner prescribed by the Board of Directors) at the close of business on the date fixed for redemption.

      Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Stock, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders of the Corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Convertible Preferred Stock which were to be redeemed, then the certificates evidencing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the right of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

      The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

      VI. Conversion Privilege.

      (a) Right of Conversion. Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock, at the rate of that number of shares of Common Stock for each full share of Convertible Preferred Stock that is equal to $50 divided by the conversion price applicable per share of Common Stock, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this
Section VI. For purposes of this resolution, the "conversion price" applicable per share of Common Stock shall initially be equal to $32.343 and shall be adjusted from time to time in accordance with the provisions of this Section VI.

      (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible

Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

      Subject to Section VI(l) hereof, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock and the holder will lose any right to payment of dividends on the shares of Convertible Preferred Stock surrendered for conversion.

      The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

      (c) Adjustment of Conversion Price. The conversion price at which a share of Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

            (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

            (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vi) of this Section VI(c)) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants. For the purposes of this Section VI(c)(ii), if both (A) a Distribution Date (as such term is defined in the Rights Agreement) and (B) an event set forth in Section 11(d)(i) or 13(a) of the Rights Agreement shall have occurred, then the later to occur of such events shall be deemed to constitute an issuance of rights to purchase shares of the related common stock.

            (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (iv) Subject to the last sentence of this subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section VI(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section VI(c)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vi) of this Section VI(c)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vi) of this Section VI(c). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any further conversion price reduction required by this subparagraph (iv) immediately followed by
      (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section VI(c), except
      (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or to exchange such Rights", "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section VI(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section VI(c)).

            (v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding
      (A) cash that is part of a distribution referred to in (iv) above and, (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs
      (i), (ii), (iii), (iv) and (v) of this Section VI(c)), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15 percent of the current market price per share (determined as provided in subparagraph (vi) of this Section VI(c) of the Common Stock on the Trading Day (as defined in Section VI(i) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vi) of this Section VI(c)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

            (vi) For the  purpose of any  computation  under  subparagraphs
      (ii), (iv) and (v) of this Section VI(c), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section VI(i)) for the five consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii),
      (iv), or (v) above ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date, for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (3) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses
      (1) and (2) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (4) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section VI(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

            (vii) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1 percent in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (viii) Whenever the conversion price is adjusted as herein provided:

                  (1) the Corporation shall compute the adjusted conversion
            price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

                  (2) a notice stating that the  conversion  price has been
            adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

            (ix) The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

      (d) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable to a holder upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the reported last sale price regular way on the New York Stock Exchange) at the close of business on the day of conversion.

      (e) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section VI(h), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section VI(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section VI. The above provisions shall similarly apply to successive transactions of the foregoing type.

      (f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the Commonwealth of Kentucky, in good faith and as expeditiously as possible endeavor to cause the authorized number of shares of Common Stock to be increased if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Convertible Preferred Stock.

      If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

      (g) Prior Notice of Certain Events. In case:

            (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10 percent of the then-outstanding shares of Common Stock; or

            (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

            (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any share exchange whereby the Common Stock is converted into other securities, cash or other property; or

            (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

      (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section VI to the contrary, if any Fundamental Change (as defined in Section VI(i) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section VI(i), each share of Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

      For purposes of calculating any adjustment to be made pursuant to this Section VI(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

            (i) in the case of a Non-Stock Fundamental Change (as defined in Section VI(i)), the conversion price of the Convertible Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section VI, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section VI(i)) or the then applicable Reference Market Price (as defined in Section VI(i)) by a fraction of which the numerator shall be $50 and the denominator shall be (x) the then-current Redemption Price per share of Convertible Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Convertible Preferred Stock becomes redeemable by the Corporation pursuant to Section V, the applicable price per share set forth for the date of such Non-Stock Fundamental Change in the following table:

      Date of Non-Stock Fundamental Change
Price

      After date of original issuance of Convertible
      Preferred Stock and on or before March 14,1994................. $53.13
      After March 14, 1994 and on or before March 14,1995.......... . $52.81
      After March 14, 1995 and on or before March 14,1996. .......... $52.50
      After March 14, 1996 and on or before March 24,1997............ $52.19 plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change; and

            (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section VI, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section VI(i)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100 percent by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

      (i) Definitions. The following definitions shall apply to terms used in this Section VI:

            (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten consecutive

      Trading  Days  prior  to  and  including  the  record  date  for  the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs
      (i), (ii), (iii), (iv) and (v) of Section VI(c).

            (2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the New York Stock Exchange, or, if the common stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

            (3)  "Common   Stock   Fundamental   Change"   shall  mean  any
      Fundamental  Change  in which  more  than 50  percent  by  value  (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section VI(i)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

            (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Stock could have received in such transactions or events as a result of which more than 50 percent of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

            (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

            (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of the Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii),
      (iii), (iv) and (v) of Section VI(c); provided, however, if no such Closing Prices of the common stock for such Trading Days exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Corporation.

            (7) "Reference Market Price" shall initially mean $17.25 (which is an amount equal to 66 2/3 percent of the reported last sale price for the Common Stock on the New York Stock Exchange on May 13, 1993), and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $17.25 to the initial conversion price per share set forth in the last sentence of Section VI(a).

            (8) "Trading Day" shall mean a day on which securities traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

      (j) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock was first designated (except as expressly provided in Section VI(c)(1) or VI(c)(ii) with respect to certain events under the Rights Agreement), and any issuance of Rights (as hereinafter defined), shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section VI. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Convertible Preferred Stock.

      (k) Preferred Share Purchase Rights. So long as Preferred Share Purchase Rights of the kind declared and distributed by the Corporation's Board of Directors in May 1986, as the same have been and may hereafter be amended ("Rights"), are attached to the outstanding shares of Common Stock of the Corporation, each share of Common Stock issued upon conversion of the shares of Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined in the Rights Agreement), the date of redemption of the Rights or the date of expiration of the Rights shall be issued with Rights in an amount equal to the amount of Rights then attached to each such outstanding share of Common Stock.

      (l) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section VI(c)(iv) or VI(c)(v) (including, without limitation, dividends or distributions referred to in the last sentence of
Section VI(c)(iv)), the holder of each share of Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

      VII. Voting Rights.

      (a) General. The holders of shares of Convertible Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of a share of Convertible Preferred Stock shall have one vote for each share held. Any shares of Convertible Preferred Stock owned, directly or indirectly, by any entity of which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors, shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

      (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided and
(ii) the holders of shares of Convertible Preferred Stock (voting separately as a class with all other affected classes or series of Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) shall have the exclusive right to vote for and elect such two additional directors of the Corporation who shall continue to serve during the period such dividends remain in arrears. The right of the holders of shares of Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock and all other affected classes or series of Parity Dividend Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of shares of Convertible Preferred Stock and such Parity Dividend Stock to vote for such two additional directors, and the number of directors of the Board of Directors of the Corporation shall immediately thereafter be reduced by two.

      The foregoing right of the holders of shares of Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of shareholders or at any special meeting of shareholders held for such purpose. If the right to elect directors shall have accrued to the holders of shares of Convertible Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10 percent of all outstanding shares of Convertible Preferred Stock, call a special meeting of the holders of Convertible Preferred Stock to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

      The holders of shares of Convertible Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section VII.

      VIII. Outstanding Shares. For purposes of this amendment, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section V, all shares of Convertible Preferred Stock that have been so called for redemption under Section V, to the extent provided thereunder; (ii) from the date of surrender of certificates evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock owned, directly or indirectly, by any entity of which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors.

      IX. Partial Payments. Upon an optional redemption by the Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Convertible Preferred Stock, then such funds which are paid shall be applied to redeem such shares of Convertible Preferred Stock as the Corporation may designate by lot or in such other manner as the Board of Directors may determine to be fair, or such redemption shall be effected pro rata.

      X. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

      XI. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

      (b) In the event that a holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Convertible Preferred Stock should be made or the address to which the certificates or instruments evidencing such shares or such payment, should be sent, the Corporation shall be entitled to register such shares and make such payment, in the name of the holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificates or instruments evidencing such shares or such payment, to the address of such holder shown on the records of the Corporation.

THIRD: The Amendment was adopted on May 18, 1993.

FOURTH: The Amendment was duly adopted by the Board of Directors.



                                                 ASHLAND OIL, INC.


                                                /Paul W. Chellgren/
                                                -------------------------
                                                Paul W. Chellgren
                                                President

COMMONWEALTH OF KENTUCKY      )
COUNTY OF GREENUP             )

      The foregoing instrument was acknowledged before me this 17th day of May, 1993, by Paul W. Chellgren, President of ASHLAND OIL, INC., a Kentucky corporation, on behalf the corporation.

                                                /Mary E. Mell/
                                          ---------------------------------
                                                Mary E. Mell
                                                Notary Public

                                                [STAMP]
                                                MARY E. MELL
                                                My commission expires: July 3,
                                                1994

Prepared by Thomas L. Feazell
1000 Ashland Drive
Russell, Kentucky 41114

/Thomas L. Feazell/
---------------------------------
Thomas L. Feazell

[STAMP]
LODGED FOR RECORD ON
THE 18 DAY OF MAY
1993 AT 3:45 PM RECORDED
IN ART. OF INC. BOOK
NO. 12 PAGE 322
TAX $______ FEES $23.50
DONALD L. DAVIDSON, CLERK
GREENUP COUNTY
BY J. THOMPSON D.C.
NO. ___________

[STAMP]
LODGED FOR RECORD
ON THE 18 DAY OF MAY
1993 AT 2:55 PM RECORDED
IN ART. OF INC. BOOK
NO. 30 PAGE 59




                                                          [STAMP]
                                                      RECEIVED & FILED
                                                          $40.00
                                                   JAN 27  8:34AM  '95

                                                        BOB BABBAGE
                                                    SECRETARY OF STATE
                                                    COMM. OF KENTUCKY
                                                       BY:    ACH


                              ARTICLES OF AMENDMENT
                                        TO
                    SECOND RESTATED ARTICLES OF INCORPORATION
                               OF ASHLAND OIL, INC.

                                  AMENDMENT NO. 4


         Pursuant to the provisions of Section 271B.10-060 of the Kentucky Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Second Restated Articles of Incorporation:

         First:   The name of the corporation is Ashland Oil, Inc.

         Second: At a meeting of the Board of Directors held on November 3, 1994, the Board of Directors proposed that the Second Restated Articles of Incorporation be amended by substituting a new Article I for the existing
Article I, and directed that the proposed amendment be submitted to the shareholders with the affirmative recommendation of the Board of Directors at a meeting of the corporation's shareholders to be held on January 26, 1995 (the "Meeting"), which Meeting was duly called upon notice of the specific purpose.
The text of the new Article I is as follows:

                                                   ARTICLE I

         The name of the corporation is Ashland Inc. (hereinafter called the "Company" or the "Corporation").

         Third: There were 60,754,474 shares of Ashland Oil, Inc. Common Stock, each of which was entitled to cast one vote, outstanding at November 28, 1994, the record date for the Meeting, which represent all of the shares entitled to vote on such amendment.

         Fourth:   There were 52,983,021 shares of Ashland Oil, Inc. Common
Stock indisputably represented at the Meeting.

         Fifth: The total number of undisputed votes cast for such amendment was 51,239,239 and the total number of votes cast against such amendment was 1,370,949. The number of votes cast for the amendment was sufficient for approval.

         Sixth:   The amendment will become effective at 4:00 p.m. on January
27, 1995.

                                    ASHLAND OIL, INC.

                                           /Paul W. Chellgren/
                                    By: _____________________________
                                           Paul W. Chellgren
                                           President


                                          [STAMP]  BOOK 31  PAGE 320

Commonwealth of Kentucky
County of Greenup

       The foregoing instrument was acknowledged before me this 27th day of January, 1995, by Paul W. Chellgren, President of Ashland Oil, Inc., a Kentucky corporation, on behalf of the corporation.


                                                     /Teresa F. Gabbard/
                                                     ---------------------------
                                                     Notary Public

                        [STAMP]  TERESA F. GABBARD
                                 My commission expires October 9, 1997

Prepared by Thomas L. Feazell
1000 Ashland Drive
Russell, Kentucky 41169


/Thomas L. Feazell/
-----------------------------



[STAMP]
DOCUMENT NO:   440448
RECORDED ON:   JANUARY 27, 1995  12:58:53PM
TOTAL FEES:    $9.00
COUNTY CLERK:  MAXINE SELBEE
COUNTY:        BOYD COUNTY
DEPUTY CLERK:  GAIL BOGGS
                                                          BOOK  31   PAGE  321

[STAMP]
LODGED FOR RECORD ON
THE 27 DAY OF JAN., 1995
AT 1:45PM RECORDED IN ART.
OF INC. BOOK NO. 13 PAGE
147 TAX $_________ FEES
$9.00
DONALD L. DAVIDSON, CLERK
GREENUP COUNTY
BY:  JOAN BURNETT D.C.

                                                          [STAMP]
                                                      RECEIVED & FILED
                                                          $40.00
                                                   MAY 16   11:03AM   '96
                                                        JOHN Y BROWN III
                                                    SECRETARY OF STATE
                                                    COMM. OF KENTUCKY
                                                       BY:    GH



                              ARTICLES OF AMENDMENT

                                       TO

                    SECOND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                  ASHLAND INC.

                                 AMENDMENT NO. 5

Pursuant to the provisions of Section 271B.10-060 of the Kentucky Business Corporation Act, the undersigned corporation adopts the following articles of amendment to set forth the preferences, limitations and relative rights of a series of shares of its Cumulative Preferred Stock, without par value, under Article IV of its Second Restated Articles of Incorporation.


     FIRST: The name of the Corporation is Ashland Inc.

     SECOND: The text of the amendment determining the terms of the series of shares of the Cumulative Preferred Stock is as follows:

     I. DESIGNATION AND NUMBER OF SHARES. This series of the Cumulative Preferred Stock shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially issuable as the Series A Preferred Stock shall be 500,000; provided, however, that, if more than a total of 500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 16, 1996, between the Corporation and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 271B.10-060 of the Kentucky Business Corporation Act, shall direct by resolution or resolutions that Articles of Amendment of the Articles of Incorporation of the Corporation be properly executed and filed with the Secretary of State of Kentucky providing for the total number of shares issuable as Series A Preferred Stock to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

     II. DIVIDENDS OR DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (i) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent), less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (ii) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; PROVIDED, HOWEVER, that, if at any time after May 16, 1996, the Corporation shall (x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and PROVIDED FURTHER, that, if at any time after May 16, 1996, the Corporation shall issue any shares of its capital stock in a merger, share exchange, reclassification, or change of the outstanding shares of Common Stock, then, in each such event, the Formula Number shall be appropriately adjusted to reflect such merger, share exchange, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, share exchange, reclassification or change.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; PROVIDED, HOWEVER, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding and entitled to receive such dividends.

     (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock, unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared and paid.

     (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

     III. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

     (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred

Stock and the holders of shares of Common Stock shall vote together as one voting group for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

     (c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A
Preferred Stock, voting separately as a voting group to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast such number of votes as are required by law for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled only by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate to the extent permitted by law, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

     (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

     IV. CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii)  redeem  or  purchase  or  otherwise   acquire  for
         consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the
         Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     V. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $.01 per whole share or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     VI. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

     VII. NO REDEMPTION; NO SINKING FUND. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

     (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         VIII. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

     IX. FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one-thousandth (1/1,000) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth (1/1,000) of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; PROVIDED that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

     X. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without par value, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

     XI. AMENDMENT. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect such holders adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate voting group; PROVIDED, HOWEVER, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

     THIRD: This amendment was duly adopted by the Board of Directors of the Corporation without shareholder action on May 16, 1996. Shareholder action was not required.


     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 16th day of May, 1996.

                                     ASHLAND INC.

                                  by /s/  Paul W. Chellgren
                                     ----------------------------------
                                     Paul W. Chellgren
                                     President

COMMONWEALTH OF KENTUCKY)
COUNTY OF GREENUP       )


     The foregoing instrument was acknowledged before me this 16th day of May, 1996, by , of ASHLAND INC., a Kentucky corporation, on behalf of the corporation.

                                              Mary E. Mell
                                      ----------------------------------
                                              Notary Public

Prepared by Thomas L. Feazell
1000 Ashland Drive
Russell, Kentucky 41114

/s/  Thomas L. Feazell
-------------------------
    Thomas L. Feazell





[STAMP]
DOCUMENT NO:   452017
RECORDED ON:   MAY 16, 1996 01:42:31PM
TOTAL FEES:    $15.00
COUNTY CLERK:  MAXINE SELBEE
COUNTY:        BOYD COUNTY CLERK
DEPUTY CLERK:  KATHY FISHER
BOOK   32      PAGE 292

[STAMP]
LODGED FOR RECORD ON
THE 17 DAY OF MAY, 1996,
AT 9:00AM RECORDED IN ART.
OF INC. BOOK NO. 13 PAGE
487 TAX $_________ FEES
$15.00
DONALD L. DAVIDSON, CLERK
GREENUP COUNTY
BY:  JOAN BURNETT D.C.

                                                  [STAMP]
                                                  RECEIVED & FILED
                                                  $300,040.00
                                                  JAN 30  10:55AM  '98
                                                  JOHN Y BROWN III
                                                  SECRETARY OF STATE
                                                  COMMONWEALTH OF KY
                                                  BY  SANDRA PERRY




                           ARTICLES OF AMENDMENT
                                     TO
                 SECOND RESTATED ARTICLES OF INCORPORATION
                              OF ASHLAND INC.

                              AMENDMENT NO. 6

         Pursuant to the provisions of Section 271B.10 - 060 of the Kentucky Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Second Restated Articles of
Incorporation:

         First:  The name of the corporation is Ashland Inc.

         Second: At a meeting of the Board of Directors held on November 6, 1997, the Board of Directors proposed that the Second Restated Articles of Incorporation be amended by substituting a new Subsection A of Article IV for the existing Subsection A of Article IV, and directed that the proposed amendment be submitted to the shareholders with the affirmative recommendation of the Board of Directors at a meeting of the corporation's shareholders to be held on January 29, 1998 (the "Meeting"), which Meeting was duly called upon notice of the specific purpose. The text of the new Subsection A of Article IV is as follows:

                                 ARTICLE IV

         A. The aggregate number of shares which the Company is authorized to issue is 30,000,000 shares of Cumulative Preferred Stock (hereinafter called the "Preferred Stock") and 300,000,000 shares of Common Stock, par value $1.00 per share (hereinafter called the "Common Stock").

         Third: There were 75,056,489 shares of Ashland Inc. Common Stock, each of which was entitled to cast one vote, outstanding at November 24, 1997, the record date for the Meeting, which represent all of the shares entitled to vote on such amendment.

         Fourth: There were 67,000,600 shares of Ashland Inc. Common Stock indisputably represented at the Meeting.

         Fifth: The total number of undisputed votes cast for such amendment was 56,944,191 and the total number of votes cast against such amendment was 9,587,590. The number of votes cast for the amendment was sufficient for approval.

         Dated:  January 29, 1998

                                   ASHLAND INC.



                                   By:     /s/ Thomas L. Feazell
                                        -----------------------------------
                                            Thomas L. Feazell
                                            Senior Vice President,
                                            General Counsel and Secretary

Commonwealth of Kentucky   )
County of Greenup          )

         The foregoing instrument was acknowledged before me this 29th day of January, 1998, by Thomas L. Feazell, Senior Vice President, General Counsel and Secretary of Ashland Inc., a Kentucky corporation, on behalf of the corporation.

                                             /s/ Teresa F. Gabbard
                                         -----------------------------------
                                                   Notary Public

Prepared by Jami K. Suver
1000 Ashland Drive
Russell, Kentucky 41169


/s/ Jami K. Suver
----------------------------------
        Jami K. Suver


[STAMP]
DOCUMENT NO:   468173
RECORDED ON:   FEBRUARY 2, 1998 03:44:08PM
TOTAL FEES:    $9.00
COUNTY CLERK:  MAXINE SELBEE
COUNTY:        BOYD COUNTY CLERK
DEPUTY CLERK:  TERESA CAUDILL

BOOK  33   PAGE  374

[STAMP]
LODGED FOR RECORD ON
THE 2 DAY OF FEB. 1998
AT 2:55PM RECORDED IN ART.
OF INC. BOOK NO. 14 PAGE
145 TAX $_________ FEES
$9.00
DONALD L. DAVIDSON, CLERK
GREENUP COUNTY
BY:  JUDITH THOMPSON D.C.